Bank of America 2Q12 Financial Results July 18, 2012

Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made in this presentation represent Bank of America's current expectations, plans or forecasts of its future results and revenues and include statements that the Company will not issue any long-term, unsecured parent company plain vanilla debt absent compelling market conditions; maturities of $23 billion in the second half of the year will reduce the long-term debt balance and associated interest expense; an increase in rates from the end of June would have a positive impact while a decrease would have a negative impact; quarterly net interest income is estimated to start at a base of $10.3 billion before the impact from liability management actions; second quarter parent debt maturities and liability management actions plus the third quarter announced redemptions and calls will reduce quarterly interest expense by approximately $300 million; 60+ days delinquent firsts can be reduced by approximately 300K over the next 12 months; another U.K. tax rate reduction of two percent will be enacted in the third quarter, which should result in a tax charge at that time of about $800 million, and due to the deferred tax asset disallowance that charge will not impact the Company’s Tier 1 capital ratios; the tax rate will be 22 percent for the rest of the year except for unusual items that may come up; the expectation that Project New BAC Phase 2 expense reductions will reach approximately $3 billion on an annualized basis and will be fully phased in by the first half of 2015; the Company is on track to exceed 20 percent of the $5 billion savings this year; both Phase 1 and Phase 2 will produce lower FTE head count and annualized cost savings of approximately $8 billion by the first half of 2015 and are expected to eliminate 18 and 11 percent, respectively, of beginning cost base of targeted areas; reserve reductions will continue throughout the remainder of 2012, although at significantly reduced levels; provision expense for the next two quarters will be closer to first quarter results versus second quarter results; outstanding claims from the GSEs as a result of ongoing disagreements with Fannie Mae will continue to grow as the process for ultimate resolution continues to evolve; the agreement reached with a monoline will reduce outstanding monoline claims at the end of June by approximately 20 percent; non-government-sponsored enterprises (GSEs) range of possible loss over and above existing reserve levels up to $5 billion; Basel 3 Tier 1 common capital ratio estimates will evolve over time along with Basel 3 rules and changes in businesses and economic conditions will impact these estimates; the Company will continue to evaluate the potential impact of the proposed rules and anticipates it will be in compliance with any final rules by the proposed effective dates; the Company will repurchase loans to the extent required under the contracts and standards that govern relationships with the GSEs; demands related to loans underlying securitizations included in the settlement with BNY Mellon as trustee will be resolved by the settlement if approved by the court; the Company’s expectation that it will bring down long-term debt both by maturities and active liability management; and other similar matters. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. “Risk Factors” of Bank of America's 2011 Annual Report on Form 10-K, and in any of Bank of America's subsequent SEC filings: the Company's resolution of differences with the GSEs regarding representations and warranties repurchase claims, including with respect to mortgage insurance rescissions, and foreclosure delays; the Company's ability to resolve representations and warranties claims made by monolines and private-label and other investors, including as a result of any adverse court rulings, and the chance that the Company could face related servicing, securities, fraud, indemnity or other claims from one or more of the monolines or private-label and other investors; if future representations and warranties losses occur in excess of the Company’s recorded liability for GSE exposures and in excess of the recorded liability and estimated range of possible loss for non-GSE exposures; uncertainties about the financial stability of several countries in the European Union (EU), the increasing risk that those countries may default on their sovereign debt or exit the EU and related stresses on financial markets, the Euro and the EU and the Company’s direct and indirect exposures to such risks; the uncertainty regarding the timing and final substance of any capital or liquidity standards, including the final Basel 3 requirements and their implementation for U.S. banks through rulemaking by the Federal Reserve, including anticipated requirements to hold higher levels of regulatory capital, liquidity and meet higher regulatory capital ratios as a result of final Basel 3 or other capital or liquidity standards; the negative impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Company’s businesses and earnings, including as a result of additional regulatory interpretation and rulemaking and the success of the Company’s actions to mitigate such impacts; the Company's sat isfaction of its borrower assistance programs under the global settlement agreement with federal agencies and state attorneys general; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; unexpected claims, damages and fines resulting from pending or future litigation and regulatory proceedings; the Company’s ability to fully realize the cost savings and other anticipated benefits from Project New BAC, including in accordance with currently anticipated timeframes; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 2 Forward-Looking Statements

• The information contained herein is preliminary and based on company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided • Certain prior period amounts have been reclassified to conform to current period presentation • The Company’s estimates under Basel 3, do not reflect the recently proposed U.S. Basel 3 rules, but are based on its current understanding of both the final U.S. market risk rules and BIS Basel 3 guidelines, assuming all relevant regulatory model approvals. These estimates under Basel 3 will evolve over time as the Company’s businesses change and as a result of further rulemaking or clarification by U.S. regulatory agencies. The final U.S. market risk rules and BIS Basel 3 guidelines require approval by banking regulators of certain models used as part of risk- weighted asset calculations. If these models are not approved, the Company’s capital ratio would likely be adversely impacted , which in some cases could be significant. In addition to Basel 1 requirements and capital ratios, these estimates assist management, investors and analysts in assessing capital adequacy and comparability under Basel 3 capital standards to other financial services companies. The Company continues to evaluate the potential impact of proposed rules and anticipates it will be in compliance with any final rules by the proposed effective dates • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com 3 Important Presentation Information

2Q12 Earnings Results 4 2Q12 Summary Income Statement ($B except EPS) ____________________ 1 Fully taxable-equivalent (FTE) basis. Represents a non-GAAP financial measure. 2 On a GAAP basis, total revenue, net of interest expense, and income tax expense were $22.0B and $684MM for 2Q12. For reconciliation to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. Total revenue, net of interest expense 1, 2 $22.2 Noninterest expense 17.0 Pre-tax pre-provision earnings 1 5.2 Provision for credit losses 1.8 Income before income taxes 3.4 Income tax expense 1, 2 0.9 Net income $2.5 Diluted earnings per share $0.19

Key Takeaways for 2Q12 Results • Earnings of $2.5B or $0.19 per diluted share • Capital continues to strengthen; Tier 1 common capital of $134.1B and ratio now at 11.24% – Tier 1 common capital ratio under Basel 3 at 6/30/12 estimated at 8.10% 1 • Long-term debt down $53B from 1Q12 driven by maturities and liability management actions • Expense levels decreased $2.1B from 1Q12 and $3.2B from 2Q11 (excluding 2Q11 goodwill impairment of $2.6B) 2 • Asset quality trends continue to improve • Solid business segment results despite challenging market environment 5 ____________________ 1 For important presentation information, see slide 3. 2 Represents a non-GAAP financial measure. On a GAAP basis, reported noninterest expense decreased $5.8B from 2Q11.

Basel 1 Regulatory Capital Improvement Continues 6 $115 $118 $127 $132 $134 8.23% 8.65% 9.86% 10.78% 11.24% 0% 4% 8% 12% 16% $0 $40 $80 $120 $160 2Q11 3Q11 4Q11 1Q12 2Q12 Tier 1 common capital Tier 1 common capital ratio Tier 1 Common Capital ($B) Risk-weighted Assets ($B) $1,393 $1,360 $1,284 $1,221 $1,193 $0 $400 $800 $1,200 $1,600 2Q11 3Q11 4Q11 1Q12 2Q12 • Tier 1 common capital is up $19B over the past 12 months and the Tier 1 common capital ratio improved 301bps; compared to 1Q12, the ratio improved 46bps to 11.24% – Earnings of $2.5B and a $27.4B decline in risk-weighted assets drove the capital improvement

SIFI (to be determined) Capital Conservation Buffer (2.5%) Regulatory Minimum (4.5%) Transition provisions under the proposed U.S. Basel 3 rules require a 3.5% minimum Tier 1 common capital ratio in 2013, increasing 50bps annually to 4.5% in 2015 A Capital Conservation Buffer of 62.5bps is introduced in 2016, increasing 62.5bps annually through 2019. By 2019, the effective minimum Tier 1 common capital ratio will be 7.0% Systemically Important Financial Institutions are required to hold additional capital. International and U.S. regulators have not yet provided guidance on how the SIFI buffer will be determined Basel 3 Update 7 ____________________ 1 For important presentation information, see slide 3. • BAC’s estimated Tier 1 common capital ratio (Basel 3) at 6/30/12 is 8.10% on a fully phased-in basis 1 – Tier 1 common capital estimated at $126.8B – Risk-weighted assets are estimated to be $1.566T – 8.10% assumes final U.S. Market Risk rules and BIS Basel 3 guidelines

Funding and Liquidity • Long-term debt down $53B while overall Global Excess Liquidity Sources declined only $28B – Long-term debt 2Q12 activity  $34B parent company maturities including $24B related to the Temporary Liquidity Guarantee Program All TLGP debt has been repaid  $5.5B liability management actions primarily consist of parent redemptions of TRUPs and subordinated debt Generated gains of $505MM Net interest income savings of $100MM in 2012 and $180MM in 2013  Approximately $14B other net reductions, primarily bank maturities – Global Excess Liquidity Sources activity  Parent company liquidity remains strong at $111B  Time to required funding at 37 months; highest in company history 8 Global Excess Liquidity Sources ($B) and Time to Required Funding (months) 1, 2 1 Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non- U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or broker/dealer subsidiaries are subject to certain regulatory restrictions. 2 Time to required funding is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of both Bank of America Corporation and Merrill Lynch & Co., Inc. can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. For 2Q11 through 2Q12, we have included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for the previously announced BNY Mellon settlement. We have also included the previously announced subordinated debt and trust preferred calls of $4.6B that are to settle in July 2012. 3 Parent company maturities include obligations of both Bank of America Corporation and Merrill Lynch & Co., Inc. $402 $363 $378 $406 $378 22 27 29 31 37 20 25 30 35 40 45 $0 $100 $200 $300 $400 $500 2Q11 3Q11 4Q11 1Q12 2Q12 Parent company Bank subsidiaries Broker/dealers Time to Required Funding Long-term Debt ($B) $427 $399 $372 $355 $302 $0 $100 $200 $300 $400 $500 2Q11 3Q11 4Q11 1Q12 2Q12

1Q12 2Q11 Total assets $2,160.9 ($20.6) ($100.5) Total risk-weighted assets 1,193.4 (27.4) (199.3) Total deposits 1,035.2 (6.1) (3.2) Long-term debt 301.8 (53.1) (124.8) Tangible common shareholders' equity 1, 2 142.5 3.8 14.2 Tangible common equity ratio 1, 2 6.83% 25bps 96bps Common shareholders' equity $217.2 $3.5 $11.6 Common equity ratio 10.05% 25bps 96bps Tier 1 common capital $134.1 $2.5 $19.4 Tier 1 common capital ratio 11.24% 46bps 301bps Tangible book value per common share 1, 2 $13.22 $0.35 $0.57 Book value per common share 20.16 0.33 (0.13) Outstanding common shares (in billions) 10.78 - 0.64 Global excess liquidity sources 378 (28) (24) Allowance for loan and lease losses $30.3 ($1.9) ($7.0) Coverage of annualized net charge-offs 2.1x 0.1x 0.4x Coverage of annualized net charge-offs excl. Countrywide (CFC) PCI 1 1.5x - 0.2x Liability for representations and warranties $15.9 $0.2 ($1.8) 2Q12 Increase / (Decrease) ____________________ 1 Represents a non-GAAP financial measure. 2 For reconciliation to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. End of Period Balance Sheet Highlights ($B, except per share amounts) 9 Balance Sheet Highlights

• Net interest income and net interest yield decreased $1.3B and 30bps from 1Q12 primarily due to unfavorable market- related impacts of higher premium amortization on securities and hedge ineffectiveness • Excluding these impacts, net interest income and net interest yield decreased $0.4B and 10bps from 1Q12 – Total loans and leases net interest income declined $0.4B which includes continued reductions from run-off portfolios – Trading net interest income declined $0.1B – Partially offsetting these declines is a benefit of $0.2B from reductions in long-term debt including liability management actions • Near term outlook for net interest income includes benefits from liability management actions – Given 2Q12 parent company maturities and liability actions plus the 3Q12 announced redemptions and calls, quarterly net interest income to benefit by approximately $300MM ($60MM recognized in 2Q12) 10 1Q12 Net Interest Income ($B) 1 $10.7 $11.1 $0.2 $0.2 $0 $2 $4 $6 $8 $10 $12 1Q12 adjusted NII Market-related premium amortization Market-related hedge ineffectiveness 1Q12 reported NII $10.3 $9.8 $0.3 $0.2 $0 $2 $4 $6 $8 $10 $12 2Q12 adjusted NII Market-related premium amortization Market-related hedge ineffectiveness 2Q12 reported NII 2Q12 Net Interest Income ($B) 1 NIY 2.42% 0.06% 0.03% 2.51%NIY 2.32% (0.07%) (0. 4%) 2.21% Net Interest Income ____________________ 1 FTE basis. On a GAAP basis, reported net interest income was $9.5B and $10.8B for 2Q12 and 1Q12. For reconciliation to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 2 Represents a non-GAAP financial measure. 2 2

Loan Activity 11 $589.4 $575.3 $4.4 $4.4 $3.4 $1.9 1Q12 Run-off portfolio Residential mortgages Asset sales Other activity 2Q12 Consumer Loans & Leases ($B) • Ending consumer loans declined $14.1B from 1Q12 • Run-off loan portfolio declined $4.4B • Residential mortgage loans excluding the run-off portfolio declined $4.4B • Consumer loan sales of $3.4B in 2Q12 • Other loan declines in the quarter of $1.9B were primarily driven by continued run-off in the home equity portfolio – Securities-based lending in our wealth management business grew $1.8B, or 6%, from 1Q12 $312.9 $317.0 $0.4 $4.5 1Q12 Run-off portfolio Other activity 2Q12 Commercial Loans & Leases ($B) • Ending commercial loans grew $4.1B from 1Q12 • Excluding the run-off portfolio, highlights of other commercial loan activity in the quarter included – $5.9B increase in commercial and industrial loans led by secured financing opportunities in our Global Markets business and broad-based middle market growth – $1.4B reduction in commercial real estate

Consumer & Business Banking (CBB)

$ in millions	2Q12	Inc/(Dec) 1Q12	Inc/(Dec) 2Q11
Net interest income [1]	$4,704	($376)	($845)
Noninterest income	2,622	280	(510)
Total revenue, net of interest expense [1]	7,326	(96)	(1,355)
Provision for credit losses	1,131	254	731
Noninterest expense	4,359	112	(18)
Income tax expense [1]	680	(163)	(722)
Net income	$1,156	($299)	($1,346)

Key Indicators ($ in billions)	2Q12	1Q12	2Q11
Average deposits	$476.6	$466.2	$467.2
End of period deposits	481.9	486.2	465.5
Average loans	136.9	141.6	155.1
End of period loans	135.5	138.9	153.4
Return on average economic capital [2]	20.3%	26.2%	45.9%

- Net income of $1.2B decreased $299MM compared to 1Q12 due to lower net interest income, higher provision and higher noninterest expense, partially offset by higher noninterest income
- Net interest income decreased $376MM primarily due to lower average loans and rates
- Noninterest income increased $280MM due to
  - Higher interchange income from increased consumer spending levels
  - Gains on sales of certain card portfolios
  - Impact from consumer protection products
- Provision expense increased $254MM from 1Q12 as portfolio trends began to stabilize
  - Net charge-offs improved $97MM from 1Q12
  - $351MM lower reserve reduction ($538MM release in 2Q12)
- Noninterest expense increased $112MM from 1Q12 due to increased litigation costs
- Average deposits increased $10.3B from 1Q12 driven by strong seasonal growth during a stable rate environment
- Excluding loan run-off and portfolio sales, end of period loans declined 1%
- As part of our commitment to small business lending, we extended credit of $4.0B through the first-half of 2012 and are on track to meet our targets
- Successfully completed a major technology milestone that covered 11MM clients and customers and 18.5MM deposit accounts, creating one deposit platform serving customers coast to coast

[1] FTE basis.

[2] Calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average economic capital. Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

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CBB Key Indicators

Deposits ($ in billions)	2Q12	1Q12	2Q11
Average deposits	$433.8	$424.0	$426.7
End of period deposits	439.5	443.1	424.6
Client brokerage assets	72.2	73.4	69.0
Rate paid on deposits	0.20%	0.21%	0.29%
Number of banking centers	5,594	5,651	5,742
Mobile banking customers (MM)	10.3	9.7	7.7

Card Services ($ in billions)	2Q12	1Q12	2Q11
Average loans and leases	$112.1	$116.3	$127.3
End of period loans and leases	111.1	113.9	125.1
U.S. credit card 30+ days delinquency ratio	3.1%	3.5%	4.1%
U.S. credit card 90+ days delinquency ratio	1.7%	1.9%	2.3%
U.S. credit card net charge-offs as a % of avg. loans	5.3%	5.4%	7.3%
Credit card purchase volumes	$54.4	$50.0	$54.1
Debit card purchase volumes	64.9	62.9	64.0

Business Banking ($ in billions)	2Q12	1Q12	2Q11
Average deposits	$42.5	$41.9	$40.2
End of period deposits	41.6	42.2	40.6
Average loans and leases	24.0	24.6	27.2
End of period loans and leases	23.7	24.4	27.6

Deposits

- Average deposits increased $9.8B from 1Q12 driven by strong seasonal growth during a stable rate environment
- Average rate paid declined 1bp from 1Q12 and 9bps from 2Q11
- Focus on banking center optimization continues as we closed a net of 57 branches
- In 2Q12, we surpassed 10MM Mobile Banking customers, up 6% from 1Q12

Card Services

- U.S. credit card loss rate is lowest since 4Q07 while the 30+ days delinquencies rate is at a historic low
- U.S. credit card new accounts are up 7% from 2Q11
- Combined credit and debit purchase volume increased $6.4B, or 6%, from 1Q12

Business Banking

- Average deposits increased $566MM and average loans decreased $578MM from 1Q12

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Consumer Real Estate Services (CRES)

$ in millions	2Q12	Inc/(Dec) 1Q12	2Q11
Net interest income [1]	$714	($61)	$135
Noninterest income	1,807	(92)	13,701
Total revenue, net of interest expense [1]	2,521	(153)	13,836
Provision for credit losses	186	(321)	(1,321)
Noninterest expense	3,556	(349)	(5,069)
Income tax benefit [1]	(453)	140	6,488
Net loss	($768)	$377	$13,738

Key Indicators ($ in billions)	2Q12	1Q12	2Q11
Average loans and leases	$106.7	$110.8	$121.7
Total Corporation home loan originations:			
First mortgage	18.0	15.2	40.4
Retail	*18.0*	*15.2*	*18.6*
Correspondent	-	-	*21.8*
Home equity	0.9	0.8	1.1
MSR, end of period (EOP)	5.7	7.6	12.4
Capitalized MSR (bps)	47	58	78
Serviced for investors (EOP, in trillions)	1.2	1.3	1.6
Servicing income	1.3	1.2	0.2
Core production income	0.9	0.9	0.8

- 2Q12 net loss of $768MM improved $377MM from 1Q12
  - Legacy Assets & Servicing lost $1.0B while Home Loans recorded a profit of $241MM [2]
- First-lien mortgage originations of $18B increased 18% over 1Q12 recapturing some retail market share
- Revenue declined $153MM from 1Q12
  - Representations and warranties provision was $395MM vs. $282MM in 1Q12
  - Servicing revenues improved due to a lower decline in MSR value due to the impact of customer payments partially offset by a decrease in service fees driven by a smaller servicing portfolio
- Provision for credit losses decreased driven by continued portfolio stabilization
- 2Q12 expenses declined $349MM
  - 2Q12 included $109MM of combined costs for litigation and mortgage-related assessments, waivers and similar costs associated with foreclosure delays, compared to $723MM of such items in 1Q12
  - Production costs declined reflecting continued efficiencies and cost saving initiatives in Home Loans
  - Partially offset by higher default-related servicing costs
- During 2Q12, the MSR asset decreased $1.9B to $5.7B
  - The capitalized MSR rate ended the period at 47bps vs. 58bps in 1Q12

[1] FTE basis.

[2] Effective January 1, 2012, servicing activities previously recorded in Home Loans were moved to Legacy Assets & Servicing, and results of MSR activities, including net hedge results, and goodwill were moved from Other to Legacy Assets & Servicing.

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Legacy Assets & Servicing (within CRES) [1]

Legacy Assets & Servicing Highlights

	2Q12	Inc / (Dec) 1Q12	Inc / (Dec) 2Q11
First-lien servicing (# of loans in thousands)	8,434	(422)	(1,886)
60+ days delinquent first mortgages in servicing portfolio (# of loans in thousands)	1,062	(27)	(214)
Noninterest expense ($B)	$2.8	($0.3)	($4.6)
Noninterest expense, excluding litigation expense ($B) [2]	$2.6	($0.1)	($2.8)
Full-time equivalent employees (in thousands)	42.2	0.3	7.0

- 60+ days delinquent loans serviced declined to 1,062K
  - 15K servicing transfers scheduled for 2Q12 were delayed until 3Q12
  - Pace of decline slowed in 2Q12 due to Department of Justice settlement mandated foreclosure holds
- Legacy Assets & Servicing noninterest expense of $2.6B, excluding litigation expense, decreased compared to 1Q12 due to lower mortgage-related assessments, waivers and other similar costs associated with foreclosure delays, partially offset by higher default-related personnel expense. Noninterest expense in 2Q11 included $2.6B of goodwill impairment.
- Staffing levels showed signs of stabilization during 2Q

[1] Effective January 1, 2012, servicing activities previously recorded in Home Loans were moved to Legacy Assets & Servicing, and results of MSR activities, including net hedge results, and goodwill were moved from Other to Legacy Assets & Servicing.

[2] Excludes litigation expense of $131MM, $290MM and $1.9B in 2Q12, 1Q12 and 2Q11, respectively.

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Representations and Warranties [1]

Liability for Representations and Warranties ($MM)

	2Q11	3Q11	4Q11	1Q12	2Q12
Beginning Balance	$6,220	$17,780	$16,271	$15,858	$15,746
Additions for new sales	3	3	7	5	7
Provision	14,037	278	263	282	395
Charge-offs	(2,480)	(1,790)	(683)	(399)	(205)
Ending Balance	$17,780	$16,271	$15,858	$15,746	$15,943

Outstanding Claims by Counterparty ($MM)

	2Q11	3Q11	4Q11	1Q12	2Q12
GSEs	$5,081	$4,721	$6,258	$8,103	$10,974
Private	1,782	2,229	3,267	4,855	8,603
Monolines	3,052	3,058	3,082	3,136	3,128
Total	$9,915	$10,008	$12,607	$16,094	$22,705

- FNMA's repurchase requests, standards for rescission of repurchase requests and resolution processes continue to be inconsistent with their own past conduct and our interpretation of our contractual obligations. These developments have resulted in an increase in claims outstanding from the GSEs. (We remain in disagreement with FNMA over claims submitted.)
  - At June 30, 2012, $7.9B of the outstanding claims submitted by GSEs relate to loans on which the borrowers have made at least 25 payments compared to $3.7B at December 31, 2011
  - Due to the significant uncertainty related to our continued differences with the GSEs concerning each party's interpretation of the requirements of the governing contracts, it is not possible to reasonably estimate the outcome or range of possible loss may be. Refer to pages 46 and 47 of Bank of America's March 31, 2012 10Q on file with SEC for additional disclosures.
- Increases in private-label new claims are primarily related to repurchase requests received from trustees on private-label securitization transactions not included in the BNY Mellon settlement, including claims related to third-party sponsored securitizations that include monoline insurance
  - Estimated range of possible loss related to non-GSE representations and warranties exposure of up to $5B over existing accruals at June 30, 2012

[1] In addition to the claims in these tables, we have received repurchase demands from private-label securitization investors and a master servicer where we believe the claimant has not satisfied the contractual thresholds to direct the securitization trustee to take action and/or that these demands are otherwise procedurally or substantively invalid. The amounts outstanding of total demands were $3.1B as of both June 30, 2012 and March 31, 2012 and $1.7B as of December 31, 2011, September 30, 2011, and June 30, 2011. $1.7B of these demands relate to loans underlying securitizations included in the settlement with BNY Mellon, as trustee. A claimant has filed litigation against us relating to $1.4B of such demands. If the BNY Mellon settlement is approved by the court, demands related to loans underlying securitizations included in the settlement with BNY Mellon, as trustee will be resolved by the settlement.

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Global Wealth & Investment Management (GWIM)

$ in millions	2Q12	Inc/(Dec) 1Q12	Inc/(Dec) 2Q11
Net interest income [1]	$1,446	($132)	($127)
Noninterest income	2,871	89	(51)
Total revenue, net of interest expense [1]	4,317	(43)	(178)
Provision for credit losses	47	1	(25)
Noninterest expense	3,408	(42)	(216)
Income tax expense [1]	319	2	33
Net income	$543	($4)	$30

Key Indicators ($ in billions)	2Q12	1Q12	2Q11
Total client balances	$2,192.1	$2,241.3	$2,205.7
Average loans and leases	104.1	103.0	102.2
Average deposits	251.1	252.7	255.4
Liquidity AUM flows	(0.1)	0.1	(3.8)
Long-term AUM flows	4.1	7.8	4.5
Financial advisors (in thousands)	17.5	17.5	16.4
Pre-tax margin	20.0%	19.8%	17.8%
Return on average economic capital [2]	30.0%	33.8%	30.4%

- Net income of $543MM, with pre-tax margin of 20.0%, was in line with 1Q12 as lower revenue was largely offset by lower expenses
- Revenue declined $43MM driven by lower net interest income, primarily from continued low rate environment, offset by increased noninterest income
  - Record asset management fees were partially offset by the impact of lower transactional activity
- Client activity during the quarter reflected:
  - Solid long-term AUM flows of $4.1B
  - Ending loans grew $2.5B or 2.4% to record levels on higher securities-based lending
  - Deposits declined modestly driven by seasonality of customer tax payments
- Expense decrease driven by absence of certain costs from 1Q12 partially offset by higher revenue-related compensation
- Wealth Advisors grew for the 12th consecutive quarter including Financial Advisors within our CBB segment

[1] FTE basis.

[2] Calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average economic capital. Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

17

Global Banking

$ in millions	2Q12	Inc/(Dec) 1Q12	Inc/(Dec) 2Q11
Net interest income [1]	$2,184	($215)	($191)
Noninterest income	2,101	50	(183)
Total revenue, net of interest expense [1]	4,285	(165)	(374)
Provision for credit losses	(113)	125	444
Noninterest expense	2,165	(12)	(56)
Income tax expense [1]	827	(94)	(247)
Net income	$1,406	($184)	($515)

Key Indicators ($ in billions)	2Q12	1Q12	2Q11
Average loans and leases	$267.8	$277.1	$260.1
Average deposits	239.1	237.5	235.7
IB Fees (Global Banking incl. self-led)	0.6	0.7	0.9
Business Lending revenue	2.0	2.0	2.2
Treasury Services revenue	1.5	1.6	1.6
Return on average economic capital [2]	26.8%	30.7%	34.1%
Net charge-off ratio	0.24%	0.25%	0.29%
Reservable criticized	$14.8	$18.0	$26.8
Nonperforming assets	3.3	4.1	6.0

- Net income of $1.4B decreased $184MM from 1Q12 and $515MM from 2Q11
- Revenue decreased $165MM from 1Q12
  - Decline in net interest income of $215MM primarily due to lower rates
- Corporation-wide investment banking fees, including self-led, decreased $106MM from 1Q12
  - Lower debt and equity underwriting fees were partially offset by higher M&A activity
- Provision was a benefit of $113MM in 2Q12, unfavorable to 1Q12 on reduced reserve releases
  - Reservable criticized declined $3.1B, or 17%
  - Nonperforming assets fell $825MM, or 20%
- Average loans and leases fell $9.3B relative to 1Q12
  - Direct/Indirect consumer loans declined $4.2B on targeted loan sales
  - Commercial Real Estate loans declined $1.3B
  - Commercial and Industrial loans declined with large corporate customers, but grew with our middle market customers
- Average deposit balances increased from 1Q12 and 2Q11 due to excess market liquidity and limited alternative investment options

[1] FTE basis.
[2] Calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average economic capital. Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

18

Investment Banking Fees $ in millions 2Q12 1Q12 2Q11 Products Advisory $340 $137 ($42) Debt 647 (130) (292) Equity 192 (113) (230) Gross IB fees (incl. self-led) 1,179 (106) (564) Self-led (32) 37 27 Net Corporation-wide fees (excl. self-led) $1,147 ($69) ($537) Regions U.S./Canada $965 $14 ($346) International 214 (120) (218) Gross IB fees (incl. self-led) $1,179 ($106) ($564) Inc/ (Dec) 19 • Bank of America Merrill Lynch ranked #2 globally in net investment banking fees, including self-led deals, during the first half of 2012

Global Markets

$ in millions	2Q12	Inc/(Dec) 1Q12	2Q11
Net interest income [1]	$650	($148)	($224)
Noninterest income (excl. DVA) [2]	2,871	(1,958)	(545)
Total revenue (excl. DVA) [2,3]	3,521	(2,106)	(769)
DVA	(156)	1,278	(279)
Total revenue, net of interest expense [1]	3,365	(828)	(1,048)
Provision for credit losses	(14)	6	(6)
Noninterest expense	2,711	(365)	(552)
Income tax expense [1]	206	(133)	(41)
Net income	$462	($336)	($449)

Key Indicators ($ in billions)	2Q12	1Q12	2Q11
Average trading-related assets	$459.9	$448.7	$499.3
Global Markets risk-weighted assets [4]	195.9	191.6	243.0
IB Fees (Global Markets incl. self-led)	0.4	0.6	0.7
Sales and trading revenue (excl. DVA)	3.3	5.2	3.6
Sales and trading revenue	3.2	3.8	3.7
Average VaR ($ in MM) [5]	62.5	84.1	229.2
Return on average economic capital [6]	14.9%	23.5%	20.0%

- Net income of $462MM decreased $336MM from 1Q12
  - Results include DVA losses of $156MM in 2Q12, $1.4B in 1Q12 and gains of $123MM in 2Q11
- Sales and trading revenue of $3.2B decreased $573MM from 1Q12 and decreased $542MM from 2Q11
  - Excluding DVA, sales and trading decreased $1.9B from seasonally strong 1Q12 and $263MM from 2Q11
  - During 2Q12 investors became more risk averse, reflected in the reduction in new issuances and client flow as concerns over global growth and the Eurozone crisis resurfaced
  - Credit spreads in most markets widened during the quarter
  - Deteriorating market sentiment contributed to decreased volumes and lower equity volatility

[1] FTE basis.
[2] Noninterest income and total revenue excluding DVA, are non-GAAP financial measures.
[3] In addition to sales and trading revenue, Global Markets shares, with Global Banking, in certain deal economics from investment banking and loan origination activities.
[4] Risk-weighted assets as defined under Basel 1 rules.
[5] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level.
[6] Calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average economic capital. Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

20

2Q12 1Q12 2Q11 Sales and trading revenue, excluding DVA Fixed income, currency and commodities $2,555 ($1,575) $5 Equity income 778 (276) (268) Total sales and trading revenue, excluding DVA $3,333 ($1,851) ($263) Sales and trading revenue Fixed income, currency and commodities $2,418 ($425) ($224) Equity income 759 (148) (318) Total sales and trading revenue $3,177 ($573) ($542) Inc/ (Dec) $ in millions Sales and Trading Revenue 21 • Sales and trading results, excluding DVA, declined from seasonally strong 1Q12 and were down 7% from 2Q11 levels – FICC revenue results were lower compared to strong 1Q12 results as investors became more risk averse  Market uncertainty stemming from the Eurozone crisis and slower economic growth contributed to a decline in trading volumes and lower appetite for risk among investors  Excluding DVA, results were flat compared to 2Q11 – Equity income decreased as volumes remained at low levels significantly impacting trading and commission revenues

All Other [1]

$ in millions	2Q12	Inc/(Dec) 1Q12	2Q11
Total revenue, net of interest expense [2]	$388	$1,002	($2,162)
Provision for credit losses	536	(710)	(1,305)
Noninterest expense	849	(1,437)	103
Income tax benefit [2]	(661)	893	(791)
Net loss	($336)	$2,256	($169)

Key Indicators ($ in billions)	2Q12	1Q12	2Q11
Average loans and leases	$257.3	$264.1	$287.8
Average deposits	31.3	39.8	48.1
Book value of Global Principal Investments	4.1	4.7	10.8
Total BAC equity investment exposure	15.8	17.2	44.2

- Net loss of $336MM improved $2.3B from 1Q12 driven by a lower negative valuation adjustment on structured liabilities
- Revenue was impacted by the following selected items:

$ in millions	2Q12	1Q12	2Q11
FVO on structured liabilities	($62)	($3,314)	$214
Equity investment income (loss)	(63)	417	1,139
Gains on sales of debt securities	354	712	831
Gains on debt repurchases and exchange of trust preferred securities	505	1,218	-
Payment protection insurance provision	-	(200)	-

- Provision for credit losses declined $710MM from 1Q12 resulting from a lower provision related to the PCI portfolio and improvements in consumer real estate portfolios
- Noninterest expense decreased from 1Q12 on lower incentive compensation driven by the annual retirement-eligible costs of $892MM in 1Q12 and lower litigation costs

[1] All Other consists of two broad groupings, Equity Investments and Other. Equity Investments includes Global Principal Investments, Strategic and other investments. Other includes liquidating businesses, merger and restructuring charges, ALM activities such as the residential mortgage portfolio and investment securities, and activities including economic hedges, gains/losses on structured liabilities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. Other also includes certain residential mortgage and discontinued real estate loans that are managed by Legacy Assets & Servicing within CRES.

[2] FTE basis.

22

Reducing Expenses Noninterest Expense ($B) 23 288 279 275 253 237 233 35 42 42 0 50 100 150 200 250 300 350 2Q11 1Q12 2Q12 Total FTEs FTEs (excluding LAS) LAS FTEs Full-time equivalent employees (# in thousands) $22.9 $19.1 $17.0 $20.3 $18.2 $17.0 $0 $5 $10 $15 $20 $25 2Q11 1Q12 2Q12 Total noninterest expense Adjusted noninterest expense (excl. goodwill impairment and annual retirement-eligible compensation costs) $ in billions Total noninterest expense $22.9 $19.1 $17.0 Goodw ill impairment 2.6 - - Annual retirement-eligible compensation costs - 0.9 - Legacy A sets & Servicing (LAS) expense Assessments, fees and w aivers $0.7 $0.4 $ - Mortgage-related litigation expense 1.9 0.3 0.1 Operating expense 2.1 2.4 2.7 Total reported LAS expense (excl. goodw ill impairment) 1 $4.7 $3.1 $2.8 2Q121Q122Q11 1 ____________________ 1 Represents a non-GAAP financial measure. • Total noninterest expense declined to $17.0B, down 11% from 1Q12 and down 16% from 2Q11 (excluding goodwill impairment charges in 2Q11) • Adjusted for annual retirement-eligible compensation costs in 1Q12, expenses declined $1.2B linked quarter – Revenue-related incentive compensation declined – Cost savings from New BAC initiatives – Lower mortgage-related assessments, waivers and similar costs associated with foreclosure delays offset by higher default servicing costs • Total FTEs down 4% from 2Q11; Legacy Assets & Servicing FTEs climbed 20% or 7K while FTEs across the rest of the company declined 20K or 8%

• 1,600 ideas accepted as initiatives • Focused on consumer based businesses and support staff ‒ Excludes delinquent mortgage servicing areas (LAS) • Expect $5B annualized cost savings upon completion by the end of 2014 • Expect to eliminate 18% of beginning cost base of targeted areas • On track to exceed 20% of targeted reduction by the end of 2012 24 Phase 1 Phase 2 Overall goal is to make it easier for clients and customers to do business with Bank of America Total annualized project cost savings expected of $8B once fully implemented • 1,550 ideas accepted as initiatives • Focused on corporate, commercial and markets based businesses as well as wealth management • Expect $3B annualized cost savings upon completion in mid-2015 • Expect to eliminate 11% of beginning cost base of targeted areas • Initiatives have begun New BAC – Managing Costs

Asset Quality Trends Continue to Improve 25 • Provision expense of $1.8B declined $645MM from 1Q12 ‒ Net charge-offs of $3.6B improved $430MM or 11% from 1Q12  Consumer net charge-offs improved $436MM while commercial was relatively flat compared to 1Q12 ‒ Loan loss allowance decreased to $30.3B, coverage of annualized net charge-offs increased to 2.08% (excl. PCI 1.46%) ‒ Reserve release in 2Q12 was $1.9B vs. $1.6B in 1Q12 as asset quality continues to improve, including a reserve reduction in home equity  Reserve releases included $1.5B in consumer and $335MM in commercial  No significant additions to PCI reserves in 2Q12 while 1Q12 included $487MM increase in reserve • 30+ days performing consumer delinquencies, excluding fully-insured consumer real estate loans, declined $590MM or 6% • NPAs fell $2.4B or 9% vs. 1Q12 ‒ Consumer NPAs declined $1.3B, or 6%, led by residential mortgage exits outpacing new entrants ‒ Commercial NPAs declined $1.1B, or 18%, as commercial real estate continues to improve $5.7 $5.1 $4.1 $4.1 $3.6 $3.3 $3.4 $2.9 $2.4 $1.8 1.64x 1.74x 2.10x 1.97x 2.08x 1.28x 1.33x 1.57x 1.43x 1.46x 0.00% 1.00% 2.00% $0.0 $3.0 $6.0 $9.0 $12.0 2Q11 3Q11 4Q11 1Q12 2Q12 Net charge-offs Provision expense Allowance / Annualized net charge-offs Allowance / Annualized net charge-offs (excl. PCI)

Transforming Company and Focused on Earnings Power • Simplified the company • Restructured balance sheet fortifying capital and liquidity • Repositioned consumer businesses • Focused on risk culture • Managed through U.S. and company specific debt downgrades • Began extensive cost saving initiatives • Intensifying focus on growth and core earnings power 26

Appendix

2Q12 Results by Business Segment

$ in millions	Total Corporation	CBB	CRES	GWIM	Global Banking	Global Markets	All Other
Net interest income [1,2]	**$9,782**	$4,704	$714	$1,446	$2,184	$650	$84
Card income	**1,578**	1,331	-	32	131	-	84
Service charges	**1,934**	1,083	-	23	815	13	-
Investment and brokerage services	**2,847**	46	-	2,334	34	445	(12)
Investment banking income (loss)	**1,146**	1	-	108	633	438	(34)
Equity investment income (loss)	**368**	31	-	31	29	340	(63)
Trading account profits (losses)	**1,764**	(1)	3	33	44	1,707	(22)
Mortgage banking income (loss)	**1,659**	-	1,811	6	-	11	(169)
Insurance income	**127**	24	1	80	-	-	22
Gains on sales of debt securities	**400**	-	17	-	-	29	354
All other income (loss)	**597**	107	(25)	224	415	(268)	144
Total noninterest income	**12,420**	2,622	1,807	2,871	2,101	2,715	304
Total revenue, net of interest expense [1,2]	**22,202**	7,326	2,521	4,317	4,285	3,365	388
Total noninterest expense	**17,048**	4,359	3,556	3,408	2,165	2,711	849
Pre-tax, pre-provision earnings (loss) [1]	**5,154**	2,967	(1,035)	909	2,120	654	(461)
Provision for credit losses	**1,773**	1,131	186	47	(113)	(14)	536
Income (loss) before income taxes	**3,381**	1,836	(1,221)	862	2,233	668	(997)
Income tax expense (benefit) [1,2]	**918**	680	(453)	319	827	206	(661)
Net income (loss)	**$2,463**	$1,156	($768)	$543	$1,406	$462	($336)

[1] FTE basis. FTE basis for the Total Corporation and pre-tax, pre-provision are non-GAAP financial measures.
[2] For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

28

CBB Financial Results

$ in millions	2Q12			
	Deposits	Card Services	Business Banking	Total CBB
Net interest income [1]	$1,914	$2,481	$309	$4,704
Noninterest income:				
Card income	-	1,331	-	1,331
Service charges	991	-	92	1,083
All other income	71	105	32	208
Total noninterest income	1,062	1,436	124	2,622
Total revenue, net of interest expense [1]	2,976	3,917	433	7,326
Provision for credit losses	40	940	151	1,131
Noninterest expense	2,634	1,502	223	4,359
Income before income taxes	302	1,475	59	1,836
Income tax expense [1]	112	546	22	680
Net income	$190	$929	$37	$1,156
Net interest yield [1]	1.78%	8.81%	2.78%	3.85%
Return on average allocated equity	3.19%	18.21%	1.67%	8.70%
Return on average economic capital [2]	12.66%	37.25%	2.18%	20.31%
Efficiency ratio [1]	88.50%	38.36%	51.21%	59.49%
Balance Sheet				
Average				
Total loans and leases	n/m	$112,127	$24,025	$136,872
Total earning assets [3]	$433,075	113,202	44,808	492,085
Total assets [3]	459,217	119,316	52,213	531,747
Total deposits	433,781	n/m	42,475	476,580
Allocated equity	23,982	20,525	8,945	53,452
Economic capital [2]	6,056	10,065	6,846	22,967
Period end				
Total loans and leases	n/m	$111,071	$23,700	$135,523
Total earning assets [3]	$440,559	111,602	43,502	497,920
Total assets [3]	466,362	118,288	50,739	537,647
Total deposits	439,470	n/m	41,563	481,939

[1] FTE basis.
[2] Return on average economic capital is calculated as net income adjusted for cost of funds and earning credits and certain expenses related to intangibles, divided by average economic capital. Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Represent non-GAAP financial measures. For reconciliation to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.
[3] Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) for total CBB, Deposits and Business Banking. Card Services does not require an asset allocation. As a result, the sum of the businesses does not agree to total CBB results.
n/m = not meaningful

29

30 ____________________ 1 Effective January 1, 2012, servicing activities previously recorded in Home Loans were moved to Legacy Assets & Servicing, and results of MSR activities, including net hedge results, and goodwill were moved from Other to Legacy Assets & Servicing. 2 FTE basis. 3 Economic capital represents allocated equity less goodwill and a percentage of intangible assets (excluding mortgage servicing rights). Represents a non-GAAP financial measure. For reconciliation to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. n/a = not applicable CRES Financial Results Net interest income 2 $330 $384 $714 Noninterest income: Mortgage banking income 827 984 1,811 Insurance income 1 - 1 All other income (33) 28 (5) Total noninterest income 795 1,012 1,807 Total revenue, net of interest expense 2 1,125 1,396 2,521 Provision for credit losses (34) 220 186 Noninterest expense 776 2,780 3,556 Income (loss) before income taxes 383 (1,604) (1,221) Income tax expense (benefit) 2 142 (595) (453) Net income (loss) $241 ($1,009) ($768) Balance Sheet Average Total loans and leases $50,580 $56,145 $106,725 Total earning assets 57,869 68,954 126,823 Total assets 58,898 93,879 152,777 Allocated equity n/a n/a 14,116 Economic capital 3 n/a n/a 14,116 Period end Total loans and leases $50,112 $55,192 $105,304 Total earning assets 57,716 67,138 124,854 Total assets 58,986 88,652 147,638 $ in millions Total CRESHome Loans Legacy Assets & Servicing 1 2Q12

Representations and Warranties Information

Representations and Warranties Exposure (2004-2008 vintages)

Representations and Warranties Exposure Status as of June 30, 2012 ($B)

Counterparty	(2004-2008) Originations: Original Balance	(2004-2008) Originations: Outstanding Balance	Have Paid	Reserves Established [1]	Commentary [1]
GSE - FHLMC (CFC)	$196	$79			FHLMC Agreement [2]
GSE All Other	922	320			Reserves established [2]
Second-lien monoline	81	13			Agreement with Assured and part of RPL Subsequent to 6/30/12, agreement signed with Syncora
Whole loans sold	55	14			Reserves established
Private label (CFC issued)	409	143			BNY Mellon settlement pending court approval
Private label (non CFC bank issued)	242	59			Reserves established; Included in non-GSE RPL
Private label (3rd party issued)	176	60			Reserves established; Included in non-GSE RPL
	$2,081	$688	$13.6	$15.9	

- Does not include litigation reserves established
- Estimated Range of Possible Loss (RPL) above accruals up to $5B for non-GSE exposures at June 30, 2012
- Exposures identified above relate to repurchase claims associated with purported representations and warranties breaches in RMBS transactions. They do not include any exposures associated with related litigation matters, nor do they include any separate foreclosure costs and related costs and assessments, or any possible losses related to potential claims for breaches of performance of servicing obligations, potential securities law or fraud claims, potential indemnity or other claims against us, including claims related to loans guaranteed by the FHA, which could be material

[1] Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, and consumer and counterparty behavior, and a variety of judgmental factors.

[2] Refer to pages 46 and 47 of Bank of America's March 31, 2012 10Q on file with SEC for additional disclosures.

32

Representations and Warranties New Claim Trends [1]

$ in millions	2Q11	3Q11	4Q11	1Q12	2Q12	Mix [2]
Pre 2005	$214	$95	$77	$86	$117	*2%*
2005	441	668	751	516	619	*12%*
2006	780	925	1,400	2,302	3,768	*38%*
2007	1,784	1,493	2,168	1,382	2,752	*36%*
2008	398	451	331	264	412	*7%*
Post 2008	162	164	126	193	545	*5%*
New Claims	$3,779	$3,796	$4,853	$4,743	$8,213	
% GSEs	*89%*	*86%*	*68%*	*63%*	*53%*	
Rescinded claims	$3,822	$1,499	$1,211	$773	$876	
Approved repurchases	2,028	2,255	1,170	480	704	
Outstanding claims	9,915	10,009	12,607	16,094	22,705	

[1] In addition to the claims in these tables, we have received repurchase demands from private-label securitization investors and a master servicer where we believe the claimant has not satisfied the contractual thresholds to direct the securitization trustee to take action and/or that these demands are otherwise procedurally or substantively invalid. The amounts outstanding of total demands were $3.1B as of both June 30, 2012 and March 31, 2012 and $1.7B as of December 31, 2011, September 30, 2011, and June 30, 2011. $1.7B of these demands relate to loans underlying securitizations included in the settlement with BNY Mellon, as trustee. A claimant has filed litigation against us relating to $1.4B of such demands. If the BNY Mellon settlement is approved by the court, demands related to loans underlying securitizations included in the settlement with BNY Mellon, as trustee will be resolved by the settlement.

[2] Mix for new claims trend is calculated based on last four quarters.

33

Additional Asset Quality Information

• Net charge-offs decreased $436MM in 2Q12 compared to 1Q12 – Driven primarily by improvement in the consumer real estate and U.S. credit card portfolios • 30+ days performing delinquencies (excluding fully-insured consumer real estate loans) down $590MM from 1Q12 • Nonperforming loans and foreclosed properties continue to improve, decreasing $1.3B compared to 1Q12 • Total consumer provision expense was $1.7B ($3.3B charge-offs and reserve reduction of $1.5B) • $27.0B allowance for loan and lease losses provides 4.7% coverage of loans – Allowance covers 2.06 times current period annualized net charge-offs compared to 1.93 times in 1Q12 (excluding PCI allowance: 1.38 times in 2Q12 vs. 1.33 times in 1Q12) 35 ____________________ 1 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements. 2 Represents a non-GAAP financial measure. 3 Excludes FVO loans. Consumer Credit Trends $ in millions 1Q12 2Q11 Net charge-offs $3,251 ($436) ($1,911) 30+ days performing delinquencies 1 9,583 (590) (3,934) Nonperforming loans and foreclosed properties 20,229 (1,300) (1,046) Provision expense 1,733 (911) (2,045) Allowance for loan and lease losses 26,988 (1,649) (4,896) Allowance for loan and lease losses excl. CFC PCI 2 18,036 (1,655) (5,609) % coverage of loans and leases 3 4.70% (18)bps (34)bps % coverage of l ans and leases excl. CFC PCI 2, 3 3.32% (22)bps (63)bps # times of annualized net charge-offs 2.06x 0.13x 0.52x # times of annualized net charge-offs excl. CFC PCI 2 1.38x 0.05x 0.24x 2Q12 Inc/(Dec) Consumer Net Charge-offs ($MM) $5,162 $4,475 $3,538 $3,687 $3,251 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2Q11 3Q11 4Q11 1Q12 2Q12 Credit card Home equity Residential mortgage Direct/Indirect Other Consumer

36 Residential Mortgage NPAs ($MM) Home Equity NPAs ($MM) Consumer Nonperforming Loans, Leases and Foreclosed Properties (NPAs) $4,607 $4,584 $4,613 $4,649 $4,629 $13,364 $13,092 $12,783 $11,728 $10,847 $17,971 $17,676 $17,396 $16,377 $15,476 $0 $5,000 $10,000 $15,000 $20,000 $25,000 2Q11 3Q11 4Q11 1Q12 2Q12 Resi < 180 days past due Resi ≥ 180 days past due $1,496 $1,413 $1,434 $3,253 $3,041 $921 $984 $1,076 $1,158 $1,214 $2,417 $2,397 $2,510 $4,411 $4,255 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2Q11 3Q11 4Q11 1Q12 2Q12 Home Equity <180 days past due Home Equity ≥ 180 days past due • Consumer real estate NPAs continue to show improvement as total balances declined for the eighth straight quarter (excluding the 1Q12 impact of reclassification to nonperforming of junior-lien loans1) – Residential mortgage NPAs declined from 1Q12 as paydowns, charge-offs and returns to performing status continued to outpace new nonaccrual loans – Home equity NPAs decreased as charge-offs and returns to performing status outpaced new inflows ____________________ 1 During 1Q12, we reclassified to nonperforming $1.9 billion of junior-lien loans that were less than 90 days past due but had a first-lien loan that was more than 90 days past due, in accordance with regulatory interagency guidance. 1

37 ____________________ 1 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements. 2 Excludes PCI loans. 3 During 1Q12, we reclassified to nonperforming $264 million of junior-lien loans that were previously 30+ days performing past due but had a first-lien loan that was more than 90 days past due, in accordance with regulatory interagency guidance. Residential Mortgage, 30+ Days Performing Past Due ($B) 1, 2 Home Equity, 30+ Days Performing Past Due ($B) 2 Residential Mortgage and Home Equity 30+ Days Performing Delinquencies $4.7 $7.1 $5.5 $4.3 $4.0 $4.0 $3.3 $3.4 2.0% 3.0% 2.7% 2.5% 2.4% 2.5% 2.2% 2.3% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% $2.5 $3.5 $4.5 $5.5 $6.5 $7.5 $8.5 2Q08 2Q09 2Q10 2Q11 3Q11 4Q11 1Q12 2Q12 30+ days past due 30+ days past due % $1.5 $2.0 $2.0 $1.7 $1.7 $1.7 $1.3 $1.2 1.3% 1.4% 1.5% 1.4% 1.5% 1.5% 1.2% 1.1% 0.0% 0.5% 1.0% 1.5% 2.0% $1.0 $1.5 $2.0 $2.5 $3.0 2Q08 2Q09 2Q10 2Q11 3Q11 4Q11 1Q12 2Q12 30+ days past due 30+ days past due % 3

• Net charge-offs in 2Q12 were relatively unchanged compared to 1Q12, but were $128MM (25%) lower than 2Q11 • Nonperforming loans, leases and foreclosed properties decreased $1.1B (18%) from 1Q12 and $3.6B (41%) from 2Q11 – 10th consecutive quarter with declines; 62% decline from 4Q09 peak • Reservable criticized decreased $4.0B (16%) from 1Q12 and $14.7B (42%) from 2Q11 – 11th consecutive quarter with declines; 66% decline from 3Q09 peak • Recorded a reserve reduction of $335MM including unfunded lending commitments – Resulted in a $3.3B allowance for loan and lease losses which covers 2.18 times current period annualized net charge-offs compared to 2.41 times in 1Q12 38 ____________________ 1 Excludes FVO loans. Commercial Credit Trends $ in millions 1Q12 2Q11 Net charge-offs $375 $6 ($128) Nonperforming loans, leases and foreclosed properties 5,148 (1,113) (3,635) Reservable criticized 20,442 (4,015) (14,668) Provision expense 40 266 563 Allowance for loan and lease losses 3,300 (274) (2,128) % coverage of l ans an leases 1 1.07% (10)bps (75)bps # times annualize net charge-offs 2.18x (0.23)x (0.51)x 2Q12 Inc/(Dec) Commercial Net Charge-offs ($MM) $503 $611 $516 $369 $375 -$100 $100 $300 $500 $700 $900 2Q11 3Q11 4Q11 1Q12 2Q12 Small business Commercial real estate Commercial & Industrial Commercial lease financing

Impact of FHA and Other Fully-insured Consumer Real Estate Loans on Delinquencies [1]

FHA and Other Fully-insured Consumer Real Estate Loans ($MM)

	2Q12	1Q12	4Q11	3Q11	2Q11
FHA and Other Fully-insured Consumer Real Estate Loans 30+ Days Performing Delinquencies	**$ 25,306**	$24,094	$24,738	$24,140	$23,802
Change from prior period	***1,212***	*(644)*	*598*	*338*	*841*
30+ Days Performing Delinquency Amounts					
Total consumer as reported	**$ 34,889**	$34,267	$36,801	$36,692	$37,319
Total consumer excluding FHA and other fully-insured consumer real estate loans [2]	***9,583***	*10,173*	*12,063*	*12,552*	*13,517*
Residential mortgages as reported	**28,702**	27,390	28,688	28,146	28,091
Residential mortgages excluding FHA and other fully-insured consumer real estate loans [2]	***3,396***	*3,296*	*3,950*	*4,006*	*4,289*
30+ Days Performing Delinquency Ratios					
Total consumer as reported	**6.08%**	5.84%	6.06%	5.94%	5.90%
Total consumer excluding FHA and other fully-insured consumer real estate loans [2]	***2.13%***	*2.20%*	*2.51%*	*2.54%*	*2.63%*
Residential mortgages as reported	**11.36%**	10.68%	10.94%	10.56%	10.55%
Residential mortgages excluding FHA and other fully-insured consumer real estate loans [2]	***2.27%***	*2.16%*	*2.49%*	*2.44%*	*2.52%*

- During 2Q12, our 30+ days performing delinquency trends continued to improve
  - Total consumer 30+ days performing delinquency excluding fully-insured consumer real estate was down $590MM
  - Total consumer credit card ($508MM) led the decline followed by direct/indirect ($109MM) and home equity ($77MM)

[1] Includes FHA-insured loans and loans individually insured under long-term standby agreements.
[2] Excludes PCI loans.

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40 ____________________ 1 Excludes FVO loans. 2 Loan-to-value (LTV) calculations apply to the residential mortgage portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio. Home Loans Asset Quality Key Indicators As Reported Excluding Countrywide Purchased Credit- impaired and Fully- insured Loans As Reported Excluding Countrywide Purchased Credit- impaired and Fully- insured Loans As Reported Excluding Countrywide Purchased Credit- impaired As Reported Excluding Countrywide Purchased Credit- impaired Loans end of period $252,635 $149,322 $256,431 $152,645 $118,011 $106,372 $121,246 $109,428 Loans average 255,172 152,167 259,672 156,203 119,657 107,954 122,933 111,072 Net charge-offs $734 $734 $898 $898 $892 $892 $957 $957 % of average loans 1.16% 1.94% 1.39% 2.31% 3.00% 3.32% 3.13% 3.47% Allowance for loan losses $5,899 $4,306 $6,141 $4,514 $11,994 $6,659 $12,701 $7,466 % of loans 2.33% 2.88% 2.39% 2.96% 10.16% 6.26% 10.48% 6.82% Average refreshed (C)LTV 2 83 83 88 86 90%+ refreshed (C)LTV 2 36% 36% 46% 44% Average refreshed FICO 719 719 743 742 % below 620 FICO 15% 15% 9% 9% $ in millions Residential Mortgage 1 Home Equity 2Q12 1Q12 2Q12 1Q12

Home Equity

$ in billions	2Q12	1Q12	4Q11	3Q11	2Q11
% Stand-alone (non piggy-back)	**92%**	92%	92%	92%	91%
Legacy Countrywide PCI loans	**$11.6**	$11.8	$12.0	$12.1	$12.3
Allowance for PCI loans	**5.3**	5.2	5.1	5.1	5.1
Non PCI first-lien loans	**22.9**	23.6	24.5	24.9	25.1
Non PCI second-lien loans	**83.5**	85.8	88.2	90.7	93.3
Second liens > 100% CLTV	**43%**	40%	40%	43%	43%
% Current	**95%**	94%	94%	94%	94%
Allowance for non PCI loans	**$6.7**	$7.5	$8.0	$7.9	$8.0
Total net charge-offs [1]	**0.9**	1.0	0.9	1.1	1.3

- Of the $83.5B second-lien positions, approximately 43%, or $35.7B, have CLTVs>100%
  - Does not mean entire second-lien position is a loss in the event of default
  - Assuming proceeds of 85% of the collateral value, we estimate collateral value of $10.0B available for second-liens
  - Of the 95% of second-lien loans with CLTVs>100% that are current at 2Q12, we estimate based on available credit bureau data that 92% are current on both their second-lien and underlying first-lien loan

[1] Does not include Countrywide PCI portfolio as they were considered in establishing nonaccretable difference in the original purchase accounting.

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